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2001 LONG TERM STOCK INCENTIVE PLAN

As Amended April 28, 2004

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W.W. Grainger, Inc.
100 Grainger Parkway
Lake Forest, Illinois 60045-5201
(847) 535-1000

W.W. GRAINGER, INC.
2001 LONG TERM STOCK INCENTIVE PLAN
As Amended April 28, 2004

Section 1.  Objective.

The objective of the 2001 Long Term Stock Incentive Plan (the “Plan”) is to attract and retain highly qualified executives and other employees, to advance the interests of the Company by giving Employees a stake in the Company’s future growth and success, and to strengthen the alignment of interests between Employees and the Company’s shareholders through the ownership of shares of the Company’s Common Stock.

Section 2.  Definitions.

2.1. General Definitions. The following words and phrases, when used herein, shall have the following meanings:

(a) “Act” - The Securities Exchange Act of 1934, as amended.

(b) “Award” - The grant of any Option, Stock Appreciation Right, Share of Restricted Stock, Share of Phantom Stock, Share of Stock, Other Stock-Based Award, or any combination thereof.

(c) “Board” - The Board of Directors of the Company.

(d) “Change in Control” - Any one or more of the following events:

(i) approval by the shareholders of the Company of:

(A) any merger, reorganization or consolidation of the Company or any Subsidiary with or into any corporation or other Person if Persons who were the beneficial owners (as such term is used in Rule 13d-3 under the Act) of Common Stock and securities of the Company entitled to vote generally in the election of directors (“Voting Securities”) immediately before such merger, reorganization or consolidation are not, immediately thereafter, the beneficial owners, directly or indirectly, of at least 60% of the then-outstanding common shares and the combined voting power of the then-outstanding Voting Securities (“Voting Power”) of the corporation or other Person surviving or resulting from such merger, reorganization or consolidation (or the parent corporation thereof) in substantially the same respective proportions as their beneficial ownership, immediately before the consummation of such merger, reorganization or consolidation, of the then-outstanding Common Stock and Voting Power of the Company;

(B) the sale or other disposition of all or substantially all of the consolidated assets of the Company, other than a sale or other disposition by the Company of all or substantially all of its consolidated assets to an entity of which at least 60% of the common shares and the Voting Power outstanding immediately after such sale or other disposition are then beneficially owned (as such term is used in Rule 13d-3 under the Act) by shareholders of the Company in substantially the same respective proportions as their beneficial ownership of Common Stock and Voting Power of the Company immediately before the consummation of such sale or other disposition; or

(C) a liquidation or dissolution of the Company;

provided, however, that if the consummation of an event described in this paragraph (i) (a “Transaction”) is subject to an Other Party Approval Requirement (as defined below), the approval of such Transaction by the shareholders of the Company shall not be deemed a Change in Control until the first date on which such Other Party Approval Requirement has been satisfied. For this purpose, “Other Party Approval Requirement” means a requirement expressly set forth in a Transaction Agreement (as defined below) between the Company and another Person to the effect that such Person shall obtain the approval of one or more elements of the Transaction by the stockholders, members, partners, or other holders of equity interests of such Person (or of a parent of such Person) prior to the consummation of such Transaction in order to comply with the mandatory provisions of (x) the law of the jurisdiction of the incorporation or organization of such Person (or its parent) or (y) the articles of incorporation or other charter or organizational documents of such Person (or its parent) that are applicable to such Transaction. For this purpose, “Transaction Agreement” means a written agreement that sets forth the terms and conditions of the Transaction;

(ii) the following individuals cease for any reason to constitute a majority of the directors of the Company then serving: individuals who, on the Effective Date, constitute the Board and any subsequently appointed or elected director of the Company (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation, relating to the election or removal of one or more directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the Company’s directors then in office whose appointment, election or nomination for election was previously so approved or recommended or who were directors on the Effective Date; or

(iii) the acquisition or holding by any person, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act, other than by any Exempt Person (as such term is defined below), the Company, any Subsidiary, any employee benefit plan of the Company or a Subsidiary) of beneficial ownership (within the meaning of Rule 13d-3 under the Act) of 20% or more of either the Company’s then-outstanding Common Stock or Voting Power; provided that:

(A) no such person, entity or group shall be deemed to own beneficially any securities held by the Company or a Subsidiary or any employee benefit plan (or any related trust) of the Company or a Subsidiary;

(B) no Change in Control shall be deemed to have occurred solely by reason of any such acquisition if both (x) after giving effect to such acquisition, such person, entity or group has beneficial ownership of less than 30% of the then-outstanding Common Stock and Voting Power of the Company and (y) prior to such acquisition, at least two-thirds of the directors described in (and not excluded from) paragraph (ii) of this definition vote to adopt a resolution of the Board to the specific effect that such acquisition shall not be deemed a Change in Control; and

(C) no Change in Control shall be deemed to have occurred solely by reason of any such acquisition or holding in connection with any merger, reorganization or consolidation of the Company or any Subsidiary which is not a Change in Control within the meaning of paragraph (i)(A) above.

Notwithstanding the occurrence of any of the events specified in paragraphs (i), (ii) or (iii) of this definition, no Change in Control shall occur with respect to any Participant if (x) the event which otherwise would be a Change in Control (or the transaction which resulted in such event) was initiated by such Participant, or was discussed by him with any third party, without the approval of the Board with respect to such Participant’s initiation or discussion, as applicable, or (y) such Participant is, by written agreement, a participant on his own behalf in a transaction in which the persons (or their affiliates) with whom such Participant has the written agreement cause the Change in Control to occur and, pursuant to the written agreement, such Participant has an equity interest (or a right to acquire such equity interest) in the resulting entity.

(e) “Code” - The Internal Revenue Code of 1986, as amended, including the regulations thereunder, as amended from time to time.

(f) “Committee” - The Compensation Committee of the Board or such other Committee of the Board appointed by the Board to administer the Plan. No Employee may serve as a member of the Committee. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

(g) “Common Stock” - The shares of common stock of the Company, and any shares into which such shares are converted, changed or reclassified.

(h) “Company” - W.W. Grainger, Inc., an Illinois corporation.

(i) “Disability” or “Disabled” - A Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted for a continuous period of not less than twelve (12) months.

(j) “Effective Date” - The date the Plan is approved by the Company’s shareholders.

(k) “Employee” - Any person designated as an employee of the Company or a Subsidiary on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company or a Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company or a Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as, a common-law employee of the Company or a Subsidiary during such period.

(l) “Exempt Person” - Any one or more of the following:

(i) any descendant of W.W. Grainger (deceased) or any spouse, widow or widower of any such descendant (any such descendants, spouses, widows and widowers collectively defined as the “Grainger Family Members”);

(ii) any descendant of E.O. Slavik (deceased) or any spouse, widow or widower of any such descendant (any such descendants, spouses, widows and widowers collectively defined as the “Slavik Family Members” and with the Grainger Family Members collectively defined as the “Family Members”);

(iii) any trust which is in existence on the Effective Date and which has been established by one or more Grainger Family Members, any estate of a Grainger Family Member who died on or before the Effective Date, and The Grainger Foundation (such trusts, estates and named entity collectively defined as the “Grainger Family Entities”);

(iv) any trust which is in existence on the Effective Date and which has been established by one or more Slavik Family Members, any estate of a Slavik Family Member who died on or before the Effective Date, Mark IV Capital, Inc., and Mountain Capital Corporation (such trusts, estates and named entities collectively defined as the “Slavik Family Entities” and with the Grainger Family Entities collectively defined as the “Existing Family Entities”);

(v) any estate of a Family Member who dies after the Effective Date or any trust established after the Effective Date by one or more Family Members or Existing Family Entities; provided that one or more Family Members, Existing Family Entities or charitable organizations which qualify as exempt organizations under Section 501(c) of the Code (“Charitable Organizations”), collectively, are the beneficiaries of at least 50% of the actuarially determined beneficial interests in such estate or trust;

(vi) any Charitable Organization which is established by one or more Family Members or Existing Family Entities (a “Family Charitable Organization”);

(vii) any corporation of which a majority of the voting power and a majority of the equity interest is held, directly or indirectly, by or for the benefit of one or more Family Members, Existing Family Entities, estates or trusts described in clause (v) above, or Family Charitable Organizations; or

(viii) any partnership or other entity or arrangement of which a majority of the voting interest and a majority of the economic interest is held, directly or indirectly, by or for the benefit of one or more Family Members, Existing Family Entities, estates or trusts described in clause (v) above, or Family Charitable Organizations.

(m) “Fair Market Value” - The closing price of a share of Common Stock as reported in the Composite Tape for New York Stock Exchange listed stocks or any other national stock exchange or national market system on which the Common Stock is then traded, on the last day on which a trade occurred preceding the relevant date, or as otherwise determined by the Committee.

(n) “Option” - The right to purchase a specified number of shares of Common Stock at a stated price for a specified period of time. For purposes of the Plan, the option is a non-qualified stock option.

(o) “Other Stock-Based Award” - An award under Section 10 that is valued in whole or in part by reference to, or is otherwise based on, the Common Stock.

(p) “Participant” - Any Employee designated by the Committee to participate in the Plan.

(q) “Person” - Any individual, corporation, partnership, limited liability company, sole proprietorship, trust or other entity.

(r) “Period of Restriction” - The period during which Shares of Restricted Stock or Phantom Stock rights are subject to forfeiture or restrictions on transfer pursuant to Section 8 of the Plan.

(s) “Phantom Stock” - A right to receive payment from the Company in cash, stock, or any combination thereof, in an amount determined by the Fair Market Value of the Common Stock.

(t) “Restricted Stock” - Shares granted to a Participant which are subject to restrictions on transferability pursuant to Section 8 of the Plan.

(u) “Shares” - Shares of Common Stock.

(v) “Stock” - An Award of Shares granted under Section 9 of the Plan.

(w) “Stock Appreciation Right” or “SAR” - The right to receive a payment from the Company in cash, Common Stock, or any combination thereof, equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over a specified price fixed by the Committee, but subject to such maximum amounts as the Committee may impose.

(x) “Subsidiary” - Any corporation, partnership, joint venture, limited liability company, or other entity in which the Company or any successor to the Company directly or indirectly owns securities representing a majority of the aggregate voting power or profits interest.

2.2. Other Definitions. In addition to the above definitions, certain words and phrases used in the Plan or any certificate, notice or agreement evidencing an Award may be defined elsewhere in the Plan or in such certificate, notice or agreement.

Section 3.  Shares Subject to the Plan.

3.1. Number of Shares Available for Awards. Subject to the provisions of Section 3.3, the number of Shares deliverable under the Plan may not exceed 7,180,000 Shares, provided, however, that the number of Shares of Stock and Shares of Restricted Stock delivered under the Plan other than with respect to grants of Options or SARs may not exceed 600,000 shares. Notwithstanding the foregoing, the total number of Shares with respect to which Options or Stock Appreciation Rights may be granted to any Participant shall not exceed 600,000 Shares (proportionately adjusted pursuant to Section 3.3) in any calendar year.

3.2 Re-usage. If an Option or SAR expires or is terminated, surrendered, or canceled without having been fully exercised, if Restricted Stock is forfeited or cancelled, if Phantom Stock is forfeited or cancelled, if Shares otherwise deliverable upon (i) exercise of Options, (ii) exercise of SARs, (iii) vesting of Restricted Stock, or (iv) settlement of Phantom Stock, are not delivered by reason of payments of the Option exercise price pursuant to Section 6.5(b) hereunder or withholdings of Shares in satisfaction of tax obligations under Section 15.4 hereunder, or if any other grant results in any Shares not being delivered, the Shares covered by such Option, SAR, grant of Restricted Stock, grant of Phantom Stock or other grant, as the case may be, shall again be available for Awards under the Plan. Notwithstanding the foregoing, in cases of events, transactions or occurrences that would cause the Plan, in the event of such re-availability, to be deemed a “formula plan” within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual, as the same may be amended or interpreted by the New York Stock Exchange from time to time, the Shares shall again be available for Awards under the Plan only by reason of such events, transactions or occurrences within a period of ten years following the date of the original approval of the Plan by the shareholders of the Company or, if later, the date of the most recent approval of the Plan, including without limitation any amendment to the Plan to increase the number of Shares available for Awards thereunder, by the shareholders of the Company.

3.3 Adjustments. Subject to Section 5.3, in the event of any change in the outstanding Common Stock by reason of a stock split, stock dividend, combination, reclassification or exchange of Shares, recapitalization, merger, consolidation or other similar event, the number of SARs and the number of Shares available for Options, grants of Restricted Stock, grants of Phantom Stock, and Other Stock-Based Awards and the number of Shares subject to outstanding Options, SARs, grants of Restricted Stock, grants of Phantom Stock, and Other Stock-Based Awards, and the price thereof, and the Fair Market Value, as applicable, shall be appropriately adjusted by the Committee in its sole discretion and any such adjustment shall be binding and conclusive on all parties. Any fractional Shares resulting from any such adjustment shall be disregarded.

Section 4.  Eligibility and Participation.

The Committee may grant an Award only to an Employee who is actively employed by the Company or any Subsidiary on the date the Award is made. The granting of Awards under the terms of this Plan is made at the discretion of the Committee and does not entitle a Participant to receive future Awards. The adoption of this Plan shall not be deemed to give any Employee any right to be granted an Award, except to the extent as may be determined by the Committee.

Section 5.  Administration.

5.1. Committee. The Plan and all Awards granted pursuant hereto shall be administered by the Committee, which has sole and absolute discretion with respect to all decisions and determinations pertaining thereto. The members of the Committee shall be appointed by and shall serve at the pleasure of the Board, which may from time to time change the Committee’s membership.

5.2. Authority. The Committee shall have the sole and complete authority to:

(a) determine the individuals to whom Awards are granted, the type and amounts of awards to be granted and the time of all such grants;

(b) determine the terms, conditions and provisions of, and restrictions relating to, each Award granted;

(c) interpret and construe the Plan and all Awards and any certificates, notices or agreements relating thereto;

(d) prescribe, amend and rescind rules, guidelines and regulations relating to the Plan;

(e) determine the content and form of all certificates, notices and agreements relating to Awards;

(f) determine all questions relating to Awards under the Plan;

(g) maintain accounts, records and ledgers relating to Awards;

(h) maintain records concerning its decisions and proceedings;

(i) employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable; and

(j) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the objectives of the Plan.

5.3. Additional Terms. The Committee may: (i) modify or restrict exercise procedures and any other Plan procedures; (ii) establish local country plans as subplans to this Plan, each of which may be attached as an Appendix hereto and to the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States under such a subplan, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside the United States; (iii) take any action, before or after an Award is made, which it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals; provided that the Committee may not take any action hereunder which would violate any securities law or any governing statute; and (iv) in the event of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, or other extraordinary corporate transaction, the Committee may, in such manner and to such extent (if any) as it deems appropriate and equitable make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards of the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of Common Stock upon or in respect of such event.

5.4. Delegation. The Committee may delegate to appropriate senior officers of the Company, or such other persons or committees as it deems appropriate, its duties under the Plan pursuant to such conditions and limitations as the Committee may establish.

5.5. Determinations. All determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons. Neither the Committee nor the Board, nor any member of the Committee or the Board or anyone acting at the direction of the Committee or the Board, shall be liable for any action or determination made hereunder in good faith.

Section 6.  Stock Options.

6.1. Type of Option. It is intended that only non-qualified stock options may be granted by the Committee under this Section 6 of the Plan.

6.2. Grant of Option. An Option may be granted to Participants at such time or times as shall be determined by the Committee. Each Option shall be evidenced by a certificate, notice or agreement that shall specify the exercise price, the duration of the Option, the number of Shares to which the Option applies, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

6.3. Option Price. The per-share Option price shall be at least 100% of the Fair Market Value at the time the Option is granted.

6.4. Exercise of Options. Options awarded under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions, including the performance of a minimum period of service after the grant, as the Committee may impose, which need not be uniform for all Participants; provided, however, that no Option shall be exercisable for more than ten (10) years after the date on which it is granted.

6.5. Payment. The Committee shall determine the procedures governing the exercise of Options, and shall require that the per-share option price be paid in full at the time of exercise. The per-share option price shall be payable in full either: (a) in cash or its equivalent (acceptable cash equivalents shall be determined by the Committee); (b) unless otherwise determined by the Committee, by tendering previously acquired shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total option exercise price (provided that the shares of Common Stock which are tendered must have been held by the Participant for at least six (6) months prior to their tender); (c) unless otherwise determined by the Committee, pursuant to a “cashless exercise” procedure, as permitted under United States Federal Reserve Board’s Regulation T, subject to securities law restrictions; (d) by a combination of (a), (b) and (c); or (e) by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

6.6. Rights as a Shareholder. Until the exercise of an Option and the delivery of the Shares in respect thereof, a Participant shall have no rights as a Shareholder with respect to the Shares covered by such Option.

Section 7.  Stock Appreciation Rights.

7.1. Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to Participants at such time or times as shall be determined by the Committee and shall be subject to such terms and conditions as the Committee may decide. A grant of an SAR shall be made pursuant to a certificate, notice or agreement containing such provisions not inconsistent with the Plan as the Committee shall approve.

7.2. Exercise of SARs. SARs may be exercised at such times and subject to such conditions, including the performance of a minimum period of service, as the Committee shall impose. SARs that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise an equivalent number of Shares under the related Option and may be exercised only with respect to the Shares for which the related Option is then exercisable. Notwithstanding any other provision of the Plan, the Committee may impose conditions on the exercise of an SAR, including, without limitation, the right of the Committee to limit the time of exercise to specified periods.

7.3. Payment of SAR Amount. Upon exercise of an SAR, the Participant shall be entitled to receive payment of an amount determined by multiplying:

(a) any increase in the Fair Market Value of a Share at the date of exercise over the Fair Market Value of a Share at the date of grant, by

(b) the number of Shares with respect to which the SAR is exercised;

provided, however, that at the time of grant, the Committee may establish, in its sole discretion, a maximum amount per Share which will be payable upon exercise of an SAR.

7.4. Method of Payment. Subject to the discretion of the Committee, which may be exercised at the time of grant, the time of payment, or any other time, payment of an SAR may be made in cash, Shares or any combination thereof.

Section 8.  Restricted Stock or Phantom Stock.

8.1. Grant of Restricted Stock or Phantom Stock. The Committee may grant Shares of Restricted Stock or Phantom Stock rights to such Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan as it shall determine. Each grant of Restricted Stock or Phantom Stock rights shall be evidenced by a certificate, notice or agreement setting forth the terms of such Award.

8.2. Restrictions on Transferability. Restricted Stock or Phantom Stock rights may not be sold, transferred, pledged, assigned, or otherwise alienated until such time, or until the satisfaction of such conditions as shall be determined by the Committee (including without limitation, the satisfaction of performance goals, the occurrence of such events as shall be determined by the Committee, or pursuant to a determination under Section 15.1). At the end of the Period of Restriction applicable to any Restricted Stock, such Shares will be transferred to the Participant free of all restrictions. At the end of the restriction period applicable to Phantom Stock, payment shall be made in the manner set forth in the applicable award agreement.

8.3. Rights as a Shareholder. Unless otherwise determined by the Committee at the time of grant, Participants holding Restricted Stock granted hereunder may exercise full voting rights and other rights as a Shareholder with respect to those Shares during the Period of Restriction. Holders of Phantom Stock rights shall not be deemed Shareholders and, except to the extent provided in accordance with the Plan, shall have no rights related to any Shares.

8.4. Dividends and Other Distributions. Unless otherwise determined by the Committee at the time of grant, Participants holding Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to those Shares, provided that if any such dividends or distributions are paid in shares of stock, such shares shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the Restricted Stock with respect to which they were paid. Unless otherwise determined by the Committee at the time of grant, Participants holding shares of Phantom Stock shall be entitled to receive cash payments equal to any cash dividends and other distributions paid with respect to a corresponding number of Shares; provided, however, that if any such dividends or distributions are paid in Shares, the Fair Market Value of such Shares shall be converted into shares of Phantom Stock which shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares of Phantom Stock with respect to which they are paid.

8.5. Payment of Phantom Stock Rights. The Committee may, at the time of grant, provide for other methods of payment in respect of Phantom Stock rights in cash, Shares, partially in cash and partially in Shares, or in any other manner not inconsistent with this Plan.

Section 9.  Awards of Stock.

Subject to the provisions of the Plan, Shares of Stock may be awarded to Participants in such number, upon such terms, and at such time or times as the Committee shall determine in its discretion. Each grant of Stock may be evidenced by a certificate, notice or agreement setting forth the terms of such Award.

Section 10.  Other Stock-Based Awards and Other Benefits.

10.1. Other Stock-Based Awards. The Committee shall have the right to grant Other Stock-Based Awards which may include, without limitation, the grant of Shares based on certain conditions, the payment of cash based on the performance of the Common Stock, and the payment of Shares in lieu of cash under other Company incentive or bonus programs. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

10.2. Other Benefits. The Committee shall have the right to provide types of Awards under the Plan in addition to those specifically listed utilizing shares of stock or cash, or a combination thereof, if the Committee believes that such Awards would further the purposes for which the Plan was established. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

10.3. Substitution or Assumption of Awards. The Committee, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged, except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted pursuant to Section 424(a) of the Code, notwithstanding other provisions of the Plan. In the event the Company elects to grant a new Award rather than assuming an existing option, such new Award may be granted with a similarly adjusted exercise price.

Section 11.  Amendment, Modification, and Termination of Plan.

Subject to the terms of the Plan, the Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan, except that no amendment or modification by the Board without shareholder approval shall increase the number of Shares available for delivery under the Plan, decrease the minimum per-share Option or SAR price or permit Employees to serve on the Committee. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan to a Participant without the consent of such Participant.

Section 12.  Termination of Employment.

12.1. Termination of Employment Due to Retirement. Unless otherwise determined by the Committee at the time of grant, in the event a Participant’s employment terminates by reason of retirement, any Option or SAR granted to such Participant which is then outstanding may be exercised at any time prior to the expiration of the term of the Option or SAR or within six (6) years following the Participant’s termination of employment, whichever period is shorter, and any Restricted Stock, Phantom Stock rights, or other Award then outstanding for which any restriction has not lapsed prior to the effective date of retirement shall be forfeited.

12.2. Termination of Employment Due to Death or Disability. Unless otherwise determined by the Committee at the time of grant, in the event a Participant’s employment is terminated by reason of death or Disability, any Option or SAR granted to such Participant which is then outstanding may be exercised by the Participant, the Participant’s designated beneficiary, the Participant’s legal representative or other person entitled thereto, at any time prior to the expiration date of the term of the Option or SAR or within six (6) years following the Participant’s termination of employment, whichever period is shorter, and any Restricted Stock, Phantom Stock rights, or other Award then outstanding shall become nonforfeitable and shall become transferable or payable, as the case may be, as though any restriction had expired.

12.3. Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee, whether at the time of grant or thereafter, in the event the employment of the Participant shall terminate for any reason other than misconduct or one described in Section 12.1 or 12.2, any Option or SAR granted to such Participant which is then outstanding may be exercised by the Participant at any time prior to the expiration date of the term of the Option or SAR or within three (3) months following the Participant’s termination of employment, whichever period is shorter; any Restricted Stock, Phantom Stock rights, or other Award then outstanding for which any restriction has not lapsed prior to the date of termination of employment shall be forfeited upon termination of employment. If the employment of a Participant is terminated by the Company or a Subsidiary by reason of the Participant’s misconduct, any outstanding Option or SAR shall terminate and cease to be exercisable on the date of the Participant’s termination of employment; any Restricted Stock, Phantom Stock rights, or other Award then outstanding for which any restriction has not lapsed prior to the date of termination of employment shall be forfeited upon termination of employment. As used herein, “misconduct” means that the Participant has engaged, or intends to engage, in competition with the Company or a Subsidiary, has induced any customer of the Company or a Subsidiary to breach any contract with the Company or a Subsidiary, has made any unauthorized disclosure of any of the trade secrets or confidential information of the Company or a Subsidiary, has committed an act of embezzlement, fraud, or theft with respect to the property of the Company or a Subsidiary, or has deliberately disregarded the rules of the Company or a Subsidiary in such a manner as to cause any loss, damage, or injury to, or otherwise endanger the property, reputation, or employees of the Company or a Subsidiary. The Committee shall determine whether a Participant’s employment is terminated by reason of misconduct.

12.4. Accrual of Right at Date of Termination. The Participant shall have the right to exercise an Option or SAR as indicated in Section 12.3 only to the extent the Participant’s right to exercise such Option or SAR had accrued at the date of termination of employment pursuant to the terms of the Award and had not previously been exercised.

Section 13.  Change in Control.

Except as otherwise provided at the time of grant in the certificate, notice or agreement relating to a particular Award, if a Change in Control occurs, then:

(i) the Participant’s Restricted Stock, Phantom Stock, or Other Stock-Based Awards that were forfeitable shall, unless otherwise determined by the Committee, become nonforfeitable and, to the extent applicable, shall be converted into Shares; and

(ii) any unexercised Option or SAR, whether or not exercisable on the date of such Change in Control, shall thereupon be fully exercisable and may be exercised, in whole or in part.

Section 14.  Effect of Disposition of Facility or Operating Unit.

In the event that the Company or any of its Subsidiaries closes or disposes of the facility at which a Participant is located or the Company or any of its Subsidiaries diminish or eliminate ownership interests in any operating unit of the Company or any of its Subsidiaries so that such operating unit ceases to be majority owned by the Company or any of its Subsidiaries, then, with respect to Awards held by Participants who subsequent to such event will not be employees of the Company or any of its Subsidiaries, the Committee may (i) accelerate the exercisability of Awards to the extent not yet otherwise exercisable or remove any restrictions applicable to any Awards and (ii) extend the period during which Awards will be exercisable to a date subsequent to the date when such Awards would otherwise have expired by reason of the termination of such Participant’s employment with the Company or any of its Subsidiaries (but in no event to a date later than the expiration date of the Awards or the fifth anniversary of the transaction in which such facility closes or operating unit ceases). If the Committee takes no special action with respect to any disposition of a facility or an operating unit, then any cessation of employment resulting from such disposition will be treated as an ordinary cessation of employment as described in Section 12.

Section 15.  Miscellaneous Provisions.

15.1. Non-transferability of Awards. Unless otherwise determined by the Committee, whether at the time of grant or thereafter, and except as provided in Sections 12.2 and 15.2, no Award granted under the Plan shall be assignable, transferable, or payable to or exercisable by anyone other than the Participant to whom it was granted.

15.2. Beneficiary Designation. Unless otherwise determined by the Committee, whether at the time of grant or thereafter, each Participant may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of such Participant’s death before he or she receives any or all of such benefit.

Each such designation shall revoke all prior designations by such Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

15.3. No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employment of the Company or a Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

15.4. Tax Withholding. The Company shall have the authority to withhold, or require a Participant to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award under the Plan, and the Company may defer payment of cash or issuance of Shares until such requirements are satisfied. Unless otherwise determined by the Committee, a Participant may elect, subject to such conditions as the Committee may require, to have Shares otherwise deliverable under the Plan withheld by the Company and having a Fair Market Value sufficient to satisfy all or part of such requirements or, if so determined by the Committee, the Participant’s estimated total federal, state, and local tax obligation associated with the transaction.

15.5. Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or Act, shall be governed by the law of the State of Illinois and construed in accordance therewith.

15.6. Effectiveness of Plan. The Plan shall become effective upon its approval by the shareholders of the Company; provided, however, that no Award requiring the delivery of Shares shall be exercised or paid out unless at the time of such exercise or payout (i) such Shares are covered by a currently effective registration statement filed under the Securities Act of 1933, as amended, if one is then required, or in the sole opinion of the Company and its counsel such issuance of Shares is otherwise exempt from the registration requirements of such act, and (ii) such Shares are listed on any securities exchange upon which the Common Stock of the Company is listed.

15.7. Unfunded Plan. Insofar as the Plan provides for Awards of cash, Shares, rights or a combination thereof, the Plan shall be unfunded. The Company may maintain bookkeeping accounts with respect to Participants who are entitled to Awards under the Plan, but such accounts shall be used merely for bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by interests in Awards nor shall the Plan be construed as providing for any such segregation. None of the Committee, the Company or Board shall be deemed to be a trustee of any cash, Shares or rights to Awards granted under the Plan. Any liability of the Company to any Participant with respect to an Award or any rights thereunder shall be based solely upon any contractual obligations that may be created by the Plan and any Agreement, and no obligation of the Company under the Plan shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

15.8. Deferrals. The Committee may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Phantom Stock, or the satisfaction of any requirements or goals with respect to Other Stock-Based Awards. If any such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals and the manner in which such deferral shall be accomplished.